SUB
ITEM 77H

As of November 30, 2007, the following person or entity now owns more that 25% of a funds voting security.

------------------------------------- -----------------------------------
 -----------------------------------
PERSON/ENTITY                         FUND
 PERCENTAGE
------------------------------------- -----------------------------------
 -----------------------------------
------------------------------------- -----------------------------------
 -----------------------------------
Cede & placeCo.                       CXH                      91.93%
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